Exhibit 99.1

Media Relations:	Investor Relations:
Beth Amorosi	Brett Maas
FastLane Communications	Hayden Communications
973.582.3498	646-536-7331
bamorosi@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Awarded Stake in Three Year, Estimated $3 Million, Master Services Agreement by the State of California for Video and Audio Streaming Services

New Award Expands on Existing Contracts with the State of California

POMPANO BEACH, FL - November 9, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, announced today that it has been awarded a stake in a three-year, estimated $3 Million, Master Services Agreement (MSA) by the State of California to provide video and audio streaming services to the state and participating local governments. As a result of the MSA award, Onstream Media has been designated as a pre-approved vendor by the State’s Department of General Services, allowing State agencies to directly procure Onstream Media’s comprehensive set of live and on-demand audio and video streaming services through a streamlined ordering and contracting process.

The State of California undertook this initiative as a direct result of an Executive Order issued in October 2006 by Governor Arnold Schwarzenegger, mandating the use of streaming video technologies to broadcast public meetings over the Internet, enable remote access to staff training materials, and give widespread emergency notifications. The mechanism of pre-approval put into place through this MSA award, replaces the RFP process and eliminates the need for State agencies to conduct lengthy evaluations to determine which bidder has the qualified services and pricing suitable for the scope of work.

Onstream Media noted that the MSA award was based on rigorous selection criteria and an extensive evaluation process, including demonstrated customer satisfaction and technical proficiency.

Randy Selman, President and Chief Executive Officer of Onstream Media, commented, “We are eager to leverage our existing status as a qualified CMAS vendor in California and expand our overall relationship with the state. Although the amount of our share of the revenue from this latest contract is not yet determined, it is incremental to our existing Four Year Multiple Award Schedule with California’s Board of Equalization and California Resources Agency which is expected to contribute revenues in excess of $500,000 over the terms of those awards. This new award is expected to expand the number of state and local agencies in California using our services resulting in significant revenue growth that will be recognized throughout the three year engagement.”

99.1-1

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Rodale, Inc., Televisa, WireOne, Shareholder.com (NASDAQ), and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

###

99.1-2